Exhibit 99.1

Codexis Reports Financial Results for the Third Quarter of 2016

Revenues of $14.9 million driven by core biocatalyst product sales increase of 123%
and include $8.0 million milestone revenue from Merck

Conference call begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (November 8, 2016) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and nine months ended September 30, 2016, and provides a business update.

“Our exceptional third quarter financial results feature revenues of $14.9 million and I’m pleased to report that $4.1 million came from product revenues,” said Codexis President and CEO John Nicols. “Through the first nine months of 2016, product revenues have grown by over 60% versus the same period last year, highlighting the growing momentum of our engineered enzymes being increasingly used in our customers’ processes. Revenues for both the quarter and year to date reflect the recognition of an $8.0 million milestone earned in September from the successful technology transfer of our CodeEvolver® protein engineering platform technology to Merck. Payment for this milestone was received in October 2016. Net income for the third quarter of $1.4 million was positive for the second quarter in a row.

“In another particularly notable event during the quarter, we recorded our first project-specific contingent milestone revenue from GlaxoSmithKline (GSK) under the backend economic terms of our CodeEvolver® platform technology licensing agreement. This project used our CodeEvolver® protein engineering platform technology to develop an enzyme for a new biocatalytic process for one of GSK’s drug products already on the market,” Mr. Nicols added. “This is the first of what we hope will be a series of growing backend revenues from our CodeEvolver® platform licensing partnerships.

“Also in the third quarter, our biopharmaceutical partner exercised its option to secure a non-exclusive license to a novel enzyme developed by Codexis,” said Mr. Nicols. “The enzyme was developed using our CodeEvolver® protein engineering platform technology for use in a preclinical therapeutic development program.

“As we move toward the end of 2016, we are gaining greater visibility on full-year revenues, allowing us to raise the low end of our previous revenue guidance range and revise our outlook to between $47 million and $49 million. If delivered as expected, 2016 will be the third consecutive year of double-digit revenue growth for the company.

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We are also narrowing our guidance for gross margin as a percentage of total revenues to be between 80% and 82%,” he concluded.

Third Quarter Financial Highlights
Total revenues for the third quarter of 2016 were $14.9 million compared with total revenues of $17.4 million for the third quarter of 2015.

Biocatalyst product sales for the third quarter of 2016 increased 123% to $4.1 million from $1.8 million for the prior-year period, reflecting increased customer demand including higher enzyme sales to a core pharmaceutical customer and Merck. Biocatalyst research and development revenues for the third quarter of 2016 were $10.4 million and included milestone revenue of $8.0 million related to the successful completion of the CodeEvolver® platform technology transfer to Merck. Biocatalyst research and development revenues were $14.5 million for the prior-year period and included the recognition of milestone revenues from both GSK and Merck totaling $11.5 million. Revenue from the revenue-sharing arrangement with Exela PharmSci (Exela) for sales of argatroban injectable drug was $0.4 million compared to $1.1 million in the third quarter of 2015.

Gross margin as a percentage of total revenues for the third quarter of 2016 was 81% compared with 93% for the third quarter of 2015, reflecting recognition of higher milestone revenues in the prior-year period. Total revenues include biocatalyst product sales, biocatalyst research and development revenues and revenue from the revenue-sharing arrangement.

Research and development (R&D) expenses were $5.5 million for the third quarter of 2016 compared with $5.0 million for the third quarter of 2015 with the increase due to higher payroll expenses from increased headcount and higher outside services. Selling, general and administrative (SG&A) expenses for the third quarter of 2016 decreased to $5.2 million from $5.4 million for the third quarter of 2015, mainly due to a decrease in rent expense.

Net income for the third quarter of 2016 was $1.4 million, or $0.03 per diluted share, compared with net income for the third quarter of 2015 of $5.4 million, or $0.13 per diluted share. Non-GAAP net income for the third quarter of 2016 was $4.0 million, or $0.09 per diluted share, compared with non-GAAP net income for the third quarter of 2015 of $8.0 million, or $0.19 per diluted share. A reconciliation of GAAP to non-GAAP results is provided below.

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Year-to-Date Financial Highlights
Total revenues for the nine months ended September 30, 2016 increased 29% to $38.9 million from $30.2 million for the first nine months of 2015, due partially to an increase in biocatalyst research and development fees and biocatalyst product sales, offset by lower revenues from the revenue sharing agreement with Exela. Total revenues for the first nine months of 2016 included $26.0 million in biocatalyst research and development revenue, $11.1 million in biocatalyst product sales and $1.8 million from the revenue-sharing arrangement with Exela.

Gross margin as a percentage of total revenues for the first nine months of 2016 was 81% compared with 87% for the first nine months of 2015, reflecting revenue mix. Total revenues include biocatalyst product sales, biocatalyst research and development revenues and revenue from the revenue-sharing arrangement.

R&D expenses for the first nine months of 2016 were $16.3 million compared with $15.5 million for the first nine months of 2015, with the increase primarily due to higher consulting services related to the evaluation of potential new drug development targets, higher outside services and increased costs due to higher headcount. SG&A expenses for the first nine months of 2016 were $18.5 million compared with $16.3 million in the prior-year period, with the increase due mainly to higher legal expenses related to our intellectual property litigation and higher consulting fees relating to exploration of new business development opportunities.

The net loss for the first nine months of 2016 of $3.3 million, or $0.08 per share, compares favorably with a net loss for the first nine months of 2015 of $5.5 million, or $0.14 per share. Non-GAAP net income for the first nine months of 2016 was $4.5 million, or $0.11 per diluted share, compared with non-GAAP net income for the first nine months of 2015 of $2.3 million, or $0.06 per diluted share. A reconciliation of GAAP to non-GAAP results is provided below.

Cash and cash equivalents as of September 30, 2016 were $14.9 million. The milestone revenue of $8.0 million recognized in the third quarter was received by Codexis in October 2016 and is included in accounts receivable on the September 30, 2016 balance sheet. Cash and cash equivalents as of December 31, 2015 were $23.3 million.

Financial Outlook
Codexis is narrowing its revenue guidance range for 2016 and now expects total revenues of $47 million to $49 million, representing growth of 12% to 17% over 2015. This compares with the Company’s previous guidance for 2016 total revenues of $46 million to $49 million, representing growth of 10% to 17% over 2015.

Codexis is narrowing its guidance for 2016 gross margin as a percentage of total revenues to be between 80% and 82%.

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Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, intangible asset amortization expense and stock-based compensation expense. Non-GAAP financial measures presented are: non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense, amortization of intangible assets and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of expense that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP to Non-GAAP Financial Measures."

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation featuring a chart of the Company's product pipeline to accompany the conference call commentary will be available on the Investors section of the Company's website at www.codexis.com. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 8304302. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 8304302 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis, Inc. is a leading developer of biocatalysts for pharmaceutical and fine chemical production. The company’s patent portfolio includes more than 850 patents and patent applications worldwide that cover its novel enzymes and proprietary methods for engineering new enzymes and their applications. Codexis’ proven technology

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enables implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.

Forward-Looking Statements
This press release contains forward-looking statements relating to Codexis’ expectations regarding 2016 total revenues and gross margin as a percentage of total revenues, future revenues under its CodeEvolver® protein engineering platform technology licensing agreements and the future performance of its core biocatalysis business, as well as Codexis’ ability to establish itself as a leader in developing enzymes for the pharmaceutical industry, to expand into adjacent markets and to develop therapeutic drug candidates. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical products are not received well in the markets; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces; any impairments Codexis may be required to record in the future with respect to its goodwill, intangible assets or other long-lived assets; Codexis’ need for substantial additional capital in the future in order to expand its business; variability of and potential decline in Codexis’ pharmaceutical product gross margins from quarter to quarter; Codexis’ dependence on key personnel; risks associated with Codexis’ international business; the cost of compliance with European Union chemical regulations; adverse effects of regulatory tax examinations; risks associated with the patent litigation that Codexis initiated in February 2016, including the risk that EnzymeWorks and Junhua “Alex” Tao may file counterclaims against Codexis; Codexis’ potential involvement in additional lawsuits to protect or enforce its patents or other rights, which could be expensive, time-consuming and unsuccessful; Codexis’ ability to adequately protect and maintain its proprietary technologies; Codexis’ ability to enforce its intellectual property rights throughout the world; the risk that Codexis’ biocatalysts, or the genes that code for its biocatalysts, may be stolen, misappropriated or reverse engineered, which would allow others to use these biocatalysts or genes to produce competing products; any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights, which may subject Codexis to costly and time-consuming litigation and prevent Codexis from developing or commercializing its products; and any unauthorized disclosures of Codexis’ trade secrets and other proprietary information. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 8, 2016, Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2016 and August 9, 2016, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Codexis Contacts:

Investors
LHA
Jody Cain, 310-691-7100
jcain@lhai.com

Media
That’s Nice LLC
Guy Tiene, 212-366-4455
Guy@thatsnice.com
Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Biocatalyst product sales	$4,052	$1,818	$11,072	$6,915
Biocatalyst research and development	10,373	14,517	25,971	19,247
Revenue sharing arrangement	445	1,066	1,825	4,056
Total revenues	14,870	17,401	38,868	30,218
Costs and operating expenses:
Cost of biocatalyst product sales	2,756	1,302	7,466	4,009
Research and development	5,467	4,994	16,265	15,457
Selling, general and administrative	5,229	5,415	18,451	16,289
Total costs and operating expenses	13,452	11,711	42,182	35,755
Income (loss) from operations	1,418	5,690	(3,314)	(5,537)
Interest income	12	4	40	12
Other income (expenses)	7	(26)	(39)	(147)
Income (loss) before income taxes	1,437	5,668	(3,313)	(5,672)
Provision for (benefit from) income taxes	—	274	(15)	(144)
Net income (loss)	$1,437	$5,394	$(3,298)	$(5,528)
Net income (loss) per share, basic	$0.04	$0.14	$(0.08)	$(0.14)
Net income (loss) per share, diluted	$0.03	$0.13	$(0.08)	$(0.14)
Weighted average common stock shares used in computing net income (loss) per share, basic	40,940	39,767	40,504	39,340
Weighted average common stock shares used in computing net income (loss) per share, diluted	42,134	40,970	40,504	39,340

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$14,918	$23,273
Restricted cash, current	883	—
Accounts receivable, net	11,965	7,329
Inventories	1,076	992
Prepaid expenses and other current assets	1,264	1,245
Total current assets	30,106	32,839
Restricted cash	783	787
Marketable securities	1,527	1,549
Property and equipment, net	2,301	3,109
Intangible assets, net	281	2,812
Goodwill	3,241	3,241
Other non-current assets	272	310
Total assets	$38,511	$44,647
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,123	$3,399
Accrued compensation	3,024	3,331
Other accrued liabilities	2,339	2,013
Deferred revenue	4,221	6,098
Total current liabilities	11,707	14,841
Deferred revenue, net of current portion	745	3,120
Lease incentive obligation, net of current portion	992	1,310
Other long-term liabilities	2,230	2,497
Total liabilities	15,674	21,768
Stockholders' equity:
Common stock	4	4
Additional paid-in capital	309,258	305,981
Accumulated other comprehensive income	384	405
Accumulated deficit	(286,809)	(283,511)
Total stockholders' equity	22,837	22,879
Total liabilities and stockholders' equity	$38,511	$44,647

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(i) Research and development expenses
Research and development expenses - GAAP	$5,467	$4,994	$16,265	$15,457
Non-GAAP adjustments:
Depreciation expense(a)	(213)	(260)	(689)	(859)
Intangible asset amortization(b)	(844)	(844)	(2,531)	(2,531)
Stock-based compensation(c)	(246)	(181)	(688)	(710)
Research and development expenses - Non-GAAP	$4,164	$3,709	$12,357	$11,357

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$5,229	$5,415	$18,451	$16,289
Non-GAAP adjustments:
Depreciation expense(a)	(228)	(229)	(676)	(710)
Stock-based compensation(c)	(984)	(1,042)	(3,173)	(3,049)
Selling, general and administrative expenses - Non-GAAP	$4,017	$4,144	$14,602	$12,530

(iii) Net income (loss)
Net income (loss) - GAAP	$1,437	$5,394	$(3,298)	$(5,528)
Non-GAAP adjustments:
Depreciation expense(a)	441	489	1,365	1,569
Intangible asset amortization(b)	844	844	2,531	2,531
Stock-based compensation(c)	1,230	1,223	3,861	3,759
Net income - Non-GAAP	$3,952	$7,950	$4,459	$2,331

(iv) Net income (loss) per share
Net income (loss) per share - GAAP, basic	$0.04	$0.14	$(0.08)	$(0.14)
Adjustments to GAAP net income (loss) per share (as detailed above)	$0.06	$0.06	$0.19	$0.20
Net income per share - Non-GAAP, basic	$0.10	$0.20	$0.11	$0.06

Net income (loss) per share - GAAP, diluted	$0.03	$0.13	$(0.08)	$(0.14)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.06	0.06	0.19	0.20
Net income per share - Non-GAAP, diluted	$0.09	$0.19	$0.11	$0.06

Weighted average common shares used in computing GAAP and Non-GAAP net income per share, basic	40,940	39,767	40,504	39,340

Weighted average common shares used in computing GAAP net income per share, diluted	42,134	40,970	40,504	39,340
Effect of dilutive shares	—	—	1,292	1,694
Weighted average common shares used in computing Non-GAAP net income per share, diluted	42,134	40,970	41,796	41,034

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These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash.
(c) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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